AMENDMENT TO

                            STOCK PURCHASE AGREEMENT

                         Relating to the Acquisition of

                            Holloman Construction Co.

                                       and
                           T. Sisters Leasing, L.L. C.
                                       by

                              Holloman Corporation

                               THIS  AMENDMENT  TO STOCK  PURCHASE  AGREEMENT is
                      made and entered into effective as of May 19, 1998 by and among Holloman Construction Co., a corporation organized under the laws of Texas, ("Holloman"), T. Sisters Leasing,
                      L. L. C., a Texas limited liability company ("Sisters"), the individuals and entities listed on the signature page hereto ("Stockholders") being the owners of all the issued and outstanding shares of capital stock of Holloman and Membership Interests of Sisters and Holloman Corporation ("Newco"), a Texas corporation.

                                    RECITALS:

                               A The parties hereto entered into Stock Purchase Agreement dated May 16, 1998 (the "Agreement") for the purchase of all of the outstanding common stock of Holloman and all of the membership interests in Sisters by Newco, and

                               B. The parties now desire to amend the Agreement so as to purchase only the common stock of Holloman and to delete the membership interests in sisters from the purchase.

                               NOW  THEREFORE,  in  consideration  of the mutual
                      promises and covenants contained herein, the parties hereby agree s follows;

                               I. The Agreement between the parties hereto dated May 16, 1998 is hereby amended so as to delete the purchase of all of the membership interests in Sisters and all reference to Sisters in the said Agreement is hereby deleted. All other terms and conditions in the Agreement shall remain in full force and effect including, without limitation, the Purchase Price.

                               IN  WITNESS   WHEREOF,   this  Amendment  to  the
                      Agreement has been executed as of the day and year first above written.
                                     Hollloman Corporation
                                      By: /s/ Peter Lucas
                                  Peter Lucas, Senior Vice
                                President
             T. Sisters Leasing , L. L. C.          Holloman Construction Co
             By:/s/ Sam Holloman                         By:/S/ Sam Holloman
                    Sam Holloman                      Sam Holloman, President





                     Holloman Construction Co. Stockholders:





                                                        Sam Holloman


                                             H. C. Stock, Ltd
                                             By Western Sunset Estates, Inc.,
                                             General Partner






By:/s/ Sam Holloman
Sam Holloman


Holloman Construction Co. Employee Stock Ownership Plan

By:/s/Sam Holloman
Sam Holloman, Trustee
Sam Holloman, President
Holloman Charitable Remainder Trust


By:  /s/ Sam Holloman
     Sam Holloman, Trustee










                         T. Sisters Leasing L. L. C. Members


Lakwest Ltd.

By: Western Sunset Estates, Inc. General Partner


By:/s/ Sam Holloman
Sam Holloman, President